UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

Motorsport Games Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On April 17, 2023 (but effective as of April 19, 2023), Motorsport Games Inc. (the “Company”) entered into a Statement of Terms and Conditions of Employment between Motorsport Games Limited (the Company’s UK subsidiary) and Stephen Hood (the “Employment Agreement”) in connection with his appointment as a new Chief Executive Officer (‘CEO”) and President of the Company.

Pursuant to the Employment Agreement, in connection with assuming the duties of CEO, Mr. Hood will receive an annual base salary equal to gross $245,000 per annum as converted into British Pounds Sterling at the prevailing rate. Mr. Hood will be eligible, subject to an approval by the compensation committee of the Board (the “Committee”), to receive the following pay increases when the Company Market Cap (as defined below) targets set forth below are achieved from time to time (such targets shall be deemed achieved if any 60 consecutive calendar days average closing trading price of the Class A common stock of the Company is reached to achieve the Market Cap applicable target set forth below):

●	Above $50 million Market Cap, the CEO’s base salary will be eligible to be increased by the Committee to aggregate gross $300,000 per annum;

●	Above $100 million Market Cap, the CEO’s base salary will be eligible to increase to aggregate gross $375,000 per annum

●	Above $200 million Market Cap, the CEO’s base salary will be eligible to increase to aggregate gross $440,000 per annum

●	Above $300 million Market Cap, the CEO’s base salary will be eligible to increase to $500,000 per annum.

“Market Cap” shall mean the dollar amount equal to the product of (i) the per share closing trading price of the Class A common stock of the Company on Nasdaq Capital Market on the day of determination of the Market Value and (ii) the number of issued and outstanding shares of the Company’s Class A common stock on the day of determination of the Market Value.

Mr. Hood will be eligible to participate in the Company’s applicable UK sub-plan to MSGM’s Incentive Compensation Plan (“ICP”).

Furthermore, subject to an approval by the Committee, the Company’s stockholders approving an amendment to the ICP to increase the number of shares of the Company’s Class A common stock to become available for awards under the ICP and the ICP having sufficient number of Class A shares of Common stock available for the awards summarized below (in addition to the annual awards to other employees and independent contractors and awards to the independent directors of the Company), Mr. Hood may be eligible to receive the following bonus payments when the Market Cap targets set forth below are achieved from time to time (such targets shall be deemed achieved if any 60 consecutive calendar days average closing trading price of the Class A common stock of the Company is reached to achieve the Market Cap applicable target set forth below):

●	$50 million Market Cap, the CEO will be eligible to receive a one-time cash bonus of $100,000.

●	$100 million Market Cap, the CEO will be eligible to receive such number of stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant).

●	$250 million Market Cap, the CEO will be eligible to receive such number of additional stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant).

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●	$300 million Market Cap, the CEO will be eligible to receive (i) such number of additional stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant) and (ii) a one-time $50,000 cash bonus.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2023, the board of directors of the Company determined to terminate the Company’s current CEO Dmitry Kozko’s employment with the Company without “Cause” (as such term is defined in Mr. Kozko’s employment agreement, as amended, with the Company) effective as of April 19, 2023. Upon such termination, Mr. Kozko will be entitled to the severance pursuant to the terms of his employment agreement, as amended. Mr. Kozko’s employment agreement and the amendments thereto were disclosed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, filed on December 18, 2020, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 21, 2021 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 21, 2022. The board of directors of the Company determined that it was in the best interests of the Company and its stockholders that Mr. Kozko would remain as a director of the Company due to his extensive experience with the Company, his leadership and technology experience, and his significant experience in fundraising for the Company and managing and directing U.S. Nasdaq listed publicly traded companies. Mr. Kozko, in his capacity as a director of the Company, will assist the board of directors and the management of the Company with fundraising for the Company. Mr. Kozko will also provide, on an as needed basis and without any additional compensation, support to the Company for orderly transition of his duties to a new CEO.

On April 14, 2023, the board of directors of the Company appointed Stephen Hood as the Company’s new CEO and President effective April 19, 2023 to fill the vacancy created by the above-described termination. The board of directors, while noting Mr. Kozko’s significant efforts and achievements, especially in fund raising, for the Company, concluded that Mr. Hood’s extensive prior knowledge of the Company and its products and extensive experience in game development would be a better fit for the Company in its games’ development stage.

Stephen Hood, 45, has served as a business development consultant to Speed Capital Ltd. from October 2022 to April 2023. Mr. Hood served as the Company’s President from April 2019 to January 2022. Mr. Hood has also served as President of Motorsport Games Limited, our UK subsidiary, from February 2020 to January 2022 and as a director of 704Games from September 2018 to January 2022. Previously, Mr. Hood served as Head of Esports for Autosport Media UK Limited, a subsidiary of Motorsport Network, from July 2018 to March 2019. Prior to joining Motorsport Network, Mr. Hood served as Executive Producer at Dovetail Games, a UK-based producer of digital hobbies, from September 2016 to May 2018 and as a Creative Director from December 2014 to September 2016. Mr. Hood was employed at Codemasters, a British video game developer and publisher, as Creative Director from November 2011 to December 2013 and as Chief Game Designer from March 2009 to November 2011. Prior to that, Mr. Hood was Design Manager at Ideaworks Game Studio, a British video game developer, from August 2006 to October 2008 and a Senior Designer at renowned British developer Lionhead Studios Limited from 2004 to 2006. He also has held various positions as Design Director and Design Manager with other video game producers. Mr. Hood is a BAFTA award winning developer (Best Simulation, The Movies and Best Sports Game, Formula One 2010) with particular expertise in building creative teams and designing and managing the development of complex video game projects and services.

There are no family relationships between Mr. Hood, on the one hand, and any director, executive officer or any affiliate of the Company, on the other hand.

The disclosure of Mr. Hood’s compensation provided in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Statement of Terms and Conditions of Employment, effective as of April 19, 2023, between Motorsport Games Limited (the Company’s UK subsidiary) and Stephen Hood
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: April 19, 2023	By:	/s/ Jason Potter
Jason Potter
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Statement of Terms and Conditions of Employment, effective as of April 19, 2023, between Motorsport Games Limited (the Company’s UK subsidiary) and Stephen Hood
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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